Exhibit 10.1

THIRD AMENDMENT TO LEASE

Landlord and Tenant acknowledge and agree that the Tenant under the Lease is and has always been intended to be Biosphere Medical, Inc. The scrivener’s error in describing the Tenant as Biosphere, Inc. is hereby corrected as of the date the Lease was first signed.

Reference is made to a certain Lease dated January 7, 2000, by and between Thomas J. Teuten and John H. Spurr, Jr., Trustees of 1050 Hingham Street Realty Trust,  (“Landlord”) and BioSphere Medical, Inc.  (“Tenant”), and as amended, for Leased Premises located at 1050 Hingham Street, Rockland, Massachusetts (the “Lease”).

Now therefore, in consideration of these presents and other good and valuable consideration, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.                                       Effective on the Third Amendment Commencement Date, the Leased Premises is increased to include the “Expansion Space”, as shown in Exhibit A-3 of the First Amendment to Lease.

2.                                       Rentable Square Footage of the Leased Premises set forth in the Reference Data Section is increased by the area of the Expansion Space, 5,198 square feet, making the total area approximately 12,995 square feet, effective on the Third Amendment Commencement Date, defined below.

3.                                       The Lease Term set forth in the Reference Data Section is extended through February 28, 2009.

4.                                       The Base Rent set forth in the Reference Data Section is revised to substitute the following schedule effective on the Third Amendment Commencement Date, which shall be March 1, 2006.

Period	Annual Rent	Monthly Rent
March 1, 2006 to February 28, 2009	$233,910.00	$19,492.50

5.                                       The Tenant shall be responsible for the cost of electricity consumed through lights and outlets, which shall be sub-metered and billed to Tenant as per current practice.

6.                                       After the Third Amendment Commencement Date, Base Operating Costs and Base Taxes shall remain the same as previously set forth in the Amended Reference Data Section.

7.                                       After the Third Amendment Commencement Date

Tenant’s Proportionate Share:                                                                                                        32.675%

8.                                       Tenant acknowledges that Landlord has met its obligation with respect to Landlord’s Second Amendment Construction and that Landlord has no further obligation therefor.

9.                                       Landlord and Tenant agree that the Leased Premises shall be delivered in “as is” condition except that Landlord shall perform the following work prior to the Third Amendment Commencement Date:

Patch and paint all walls within the Expansion Space with one coat of the existing color

Clean the carpet in the Expansion Space

Repair the broken window

Replace stained ceiling tiles throughout the Leased Premises

Clean VCT throughout the Leased Premises

10.                                 Lease Security:  Tenant shall extend the Letter of Credit in the amount of $58,000 in favor of Landlord through the end of the Lease Term as extended herein.

11.                                 Broker:  Landlord and Tenant warrant that no real estate brokers other than A. W. Perry Management Corp. are involved in this Lease Extension and Tenant hereby indemnifies Landlord for any claims for commissions other than to the broker named above.

12.                                 The capitalized terms contained herein shall have the same meaning as those terms contained in the Lease, First Amendment to Lease and Second Amendment to Lease.

13.                                 Except as herein expressly set forth, the Lease shall remain unchanged and is hereby ratified and remains in full force and effect.

Executed under seal this 24th  day of February , 2006.

LANDLORD:
1050 Hingham Street Realty Trust

By:	/s/ Illegible
Trustee and not individually

TENANT:
BioSphere Medical, Inc.

By:	/s/ Peter Sutcliff (2/22/06)
duly authorized

AMENDED REFERENCE DATA

REFLECTING THIRD AMENDMENT

As used in this Lease, the following terms shall have the respective meanings set forth below except when and to the extent reference is made to particular Sections of the Lease:

Date of Lease:	January 7, 2000

Date of Amendments:	First Amendment Second Amendment Third Amendment	June 27, 2000 January 21, 2005 January , 2006

Landlord:	John H. Spurr, Jr. and William G. Constable, Trustees of 1050 Hingham Street Realty Trust.

Landlord’s Address:	20 Winthrop Square, Boston, Massachusetts 02110-1229.

Tenant:	BioSphere Medical, Inc., a Delaware Corporation.

Tenant’s Address:	1050 Hingham Street Rockland, Massachusetts 02370

Property:	Landlord’s land and improvements thereon known as 1050 Hingham Street, Rockland, Massachusetts 02370.

Building:	The three-story building located on the Property.

Leased Premises:	A portion of first floor of the Building as shown on Exhibit A-1.

Rentable Square Footage of the Leased Premises:	Prior to First Amendment 7,797 square feet. Prior to Second Amendment 12,995 square feet. Prior to Third Amendment 7,797 square feet. After Third Amendment 12,995 square feet.

Total Rentable Square Footage of the Building:	39,771 square feet.

Use of Leased Premises:

Administrative offices for a medical device company and ancillary uses related thereto including research and development and light manufacturing to the extent described in Exhibit D attached hereto     and incorporated herein, provided that such research and development involve no hazardous materials, solid waste, noise or fumes beyond the Leased Premises or any impact on the Building, its operations or the operations of other tenants in the Building.

Lease Term:

Eight (8) years, ten (11) months (original term – five (5) years, extension per Second Amendment – two (2) years of which only eleven months were completed prior to the Third Amendment, extension per Third Amendment – three (3) years ending February 28, 2009)

Specified Commencement Date:	March 15, 2000

Commencement Date:	The Specified Commencement Date or such other date as is determined in accordance with the terms of Section 3.

Second Amendment Commencement Date:	April 1, 2005

Third Amendment Commencement Date:	March 1, 2006

Base Rent:

Periods	Annual Base Rent	Monthly Installment
March 15, 2000 to July 14, 2000	$155,940.00	$12,995.00
July 15, 2000 to March 14, 2003	$270,296.00	$22,524.67
March 15, 2003 to March 31, 2005	$276,143.75	$23,011.98
April 1, 2005 to February 28, 2006	$155,940.00	$12,995.00
March 1, 2006 to February 28, 2009	$233,910.00	$19,492.50

Lease Security:

An irrevocable letter of credit (the “Letter of Credit”) or cash Security
Deposit of $140,000 at the Commencement Date and $234,000 after the execution of the First Amendment, to be reduced as scheduled below, subject to Section 4.

	Period	Amount
	3/15/00 – First Amendment Execution	$140,000
	First Amendment Execution – 3/14/01	$234,000
	3/15/01 – 3/14/02	$198,000
	3/15/02 – 3/14/03	$157,800
	3/15/03 – 3/14/04	$110,500
	3/15/04 – 2/28/09	$58,000

Base Operating Costs:	Prior to Second Amendment: Operating Costs for the calendar year

2000, grossed up to reflect 100% occupancy for a full calendar year.

Prior to Third Amendment: Operating Costs for the calendar year 2004, grossed up to reflect 100% occupancy for a full calendar year.

After Third Amendment: Operating Costs for the calendar year 2004, grossed up to reflect 100% occupancy for a full calendar year ($324,954.44). This base year amount is net of the annual amount paid towards such costs by the basement tenant and Operating Costs for all subsequent years shall be adjusted to reflect the amount borne by the basement tenant in those years.

Base Taxes:	Prior to Second Amendment: Taxes for the fiscal year ended June 30, 1999.

Prior to Third Amendment: Taxes for the fiscal year ended June 30, 2005.

After Third Amendment: Taxes for the fiscal year ended June 30, 2005 ($47,493.11). This base year amount is net of the annual amount paid toward such costs by the basement tenant and Taxes for all subsequent years shall be adjusted to reflect the amount borne by the basement tenant in those years.

Electricity:	Prior to First Amendment $6,627.45 per year or $552.29 per month. After First Amendment $11,825.00 per year or $985.42 per month.

After Second and Third Amendments Tenant shall be responsible for the cost of electricity consumed through lights and outlets, which shall be sub-metered and billed to Tenant as per current practice.

Tenant’s Proportionate Share:	Prior to First Amendment 19.605%.
Prior to Second Amendment 32.675%.
Prior to Third Amendment 19.605%
After Third Amendment Commencement Date 32.675%

Insurance:

$1,000,000/$3,000,000 per occurrence public liability;
$1,000,000 per occurrence property damage.
Personal Property insurance for all risks to full insurable value of personalty in the Leased Premises.

Condition of Leased Premises:	Per Paragraph 9 of Third Amendment to Lease